NEWS For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. www.facebook.com/ford www.medium.com/@ford www.twitter.com/ford www.instagram.com/ford Ford Appoints Senior Leaders; Galhotra to Lead North America, Falotico to Head Lincoln, Marketing; McClelland to lead Ford Credit • Kumar Galhotra named group vice president and president, Ford North America • Joy Falotico named group vice president, Lincoln and Chief Marketing Officer • David McClelland named vice president of Ford and CEO of Ford Motor Credit Company • Stuart Rowley named vice president and chief operating officer, Ford North America • John Lawler named vice president, Strategy, Ford Motor Company • Cathy O’Callaghan named vice president and corporate controller, and CFO, Global Markets DEARBORN, Mich., Feb. 22, 2018 – Ford Motor Company today announced key changes to its senior management team as it continues to strengthen its automotive business, improve the company’s operational fitness, and accelerate a strategic shift to capitalize on emerging opportunities. In announcing the leadership changes, Ford President and CEO Jim Hackett said Ford is “very fortunate to have an experienced and committed executive team in place driving every day to significantly strengthen our business while building toward our vision of becoming the world’s most trusted mobility company, designing smart vehicles for a smart world.” Kumar Galhotra, 52, is appointed group vice president and president, Ford North America, effective March 1. Galhotra will be responsible for leading all aspects of Ford’s North American business. He will report to Jim Farley, Ford executive vice president and president, Global Markets. Galhotra, a 29-year veteran of the company, has served in a variety of senior-level engineering and product strategy positions around the world. In addition, since 2014, he has led Lincoln Motor Company, revitalizing the luxury brand’s model lineup and developing a world-class customer experience. He also has been serving as the company’s chief marketing officer since last year. “Kumar is an incredibly talented executive with a special feel for product and brand. He is also a seasoned leader who knows how to drive a business transformation,” Farley said. “Kumar is the right person to lead our North American business to new levels of operational fitness, product and brand excellence, and profitability.” Reporting to Galhotra will be Stuart Rowley, 50, who is named vice president and chief operating officer, Ford North America, effective March 1. Rowley, who was previously vice president, Strategy, Ford Motor Company, will be responsible for driving the redesign of the North American business to improve its overall fitness. Joy Falotico, 50, is named group vice president, Lincoln Motor Company and chief marketing officer, succeeding Galhotra. Her appointment is effective March 1.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 2 In this role, Falotico reports to Farley and is responsible for leading the continued evolution of Lincoln as a world-class luxury brand. She oversees all Lincoln operations globally, including product development; marketing, sales and service; and all team members supporting the brand. She will also lead the company’s Marketing function and efforts to connect more closely with customers by identifying new opportunities to serve them. Falotico will remain chairman of the Ford Motor Credit Company board of directors. Since October 2016, Falotico has been group vice president and chairman and CEO, Ford Motor Credit Company, a leading global automotive financial services company with $151 billion in receivables and Ford’s second-largest profit contributor. In 29 years at Ford Credit, she has served in a number of executive positions around the world, including leading Marketing and Sales, working side-by-side with Ford to support sales and dealer success, and strengthening consumer and dealer service. “Joy has been a driving force behind not only Ford Credit’s consistently strong financial performance but also its business model innovation and transition to a digital customer platform,” Farley said. “She brings marketing experience and a deep customer focus as Ford enters a very busy new product launch period to drive growth in revenue and profitability.” Succeeding Falotico is David McClelland, who is named vice president of Ford Motor Company and CEO, Ford Credit. A 25-year veteran of Ford Credit, McClelland, 48, has served in a variety of leadership positions, including most recently as executive vice president, Marketing and Asia Pacific. McClelland has been instrumental in Ford Credit’s growth in China, as well as Ford Credit’s move into new fintech and mobility initiatives, such the Canvas vehicle subscription service and online financing. His appointment is effective March 1 and he will report to Bob Shanks, executive vice president and chief financial officer. John Lawler is appointed vice president, Strategy, succeeding Rowley. Lawler, 51, who joined Ford in 1990, brings a deep background in finance and general management into the strategy role, including his current position as Ford’s corporate controller. Lawler also previously served as chairman and CEO, Ford China. He will report to Shanks in the new role effective March 1. Lawler will support Hackett in advancing the global initiatives underway to dramatically improve Ford’s operational fitness. He also will help lead the company’s execution of strategic choices that define where Ford allocates capital in the future to win and grow. Cathy O’Callaghan, 49, is named vice president and corporate controller, and CFO, Global Markets, succeeding Lawler. O’Callaghan, who joined Ford in 1990, brings a wealth of finance experience having held several senior level positions globally. She is currently chief financial officer, Ford South America. O’Callaghan will report to Shanks in her role as corporate controller and Farley in her role as CFO, Global Markets. Her appointment is effective June 1 and her replacement will be the subject of a future announcement. # # # About Ford Motor Company Ford Motor Company is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification, autonomous vehicles and mobility solutions. Ford employs approximately 202,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit www.corporate.ford.com.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 3 Contact(s): Media: Equity Investment Fixed Income Shareholder Brad Carroll Community: Lynn Tyson Investment Community: Karen Rocoff Inquiries: 1.800.555.5259 or 313.390.5565 914.485.1150 313.621.0965 313.845.8540 bcarro37@ford.com LTyson4@ford.com krocoff@ford.com stockinf@ford.com